                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the following Registration Statements of MetaCreations Corporation on Form S-8 (Registration Nos. 333-3070, 333-17209, 333-20939, 333-26557, 333-28403, and 333-67223) of our report dated
January 28, 1999 on our audits of the consolidated financial statements and financial statement schedule of MetaCreations Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Woodland Hills, California
March 29, 1999

                                       64